SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 20, 2008

GEOVAX LABS, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)
1256 Briarcliff Road N.E.
Emtech Bio Suite 500
Atlanta, Georgia 30306
(Address of Principal Executive Offices)
(404) 727-0971
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

     This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective August 20, 2008 our Board of Directors appointed Mr. Peter M. Tsolinas to the Board of Directors. He has not been appointed to any committees of the Board of Directors. There was no arrangement or understanding between Mr. Tsolinas and any person pursuant to which he was selected as a director.
     Mr. Tsolinas will participate in our existing non-employee director compensation plan. Accordingly, he will receive a grant of options to purchase 1,320,000 shares on the date he is first appointed as a director and compensation for Board meetings he attends. If he is appointed to committees he will be eligible to receive a pro-rated portion of the applicable annual retainers for such services.
     During November 2007 and May 2008, Mr. Tsolinas participated in private placements of the Registrant’s securities, pursuant to which he purchased a total of 7,096,774 shares of the Registrant’s common stock for an aggregate purchase price of $1,100,000. In connection with these transactions, Mr. Tsolinas also received warrants to purchase an aggregate of 14,193,549 shares of common stock with an exercise price of $0.33 per share and expiring in November 2012 and May 2013. Other than the purchase of our shares, Mr. Tsolinas has not been a party to any transaction with us that we would be obligated to report pursuant to Item 404(a) of Regulation S-K nor has any such transaction been proposed.
     On August 20, 2008 the Registrant issued a press release (attached hereto as Exhibit 99) announcing the appointment of Mr. Tsolinas to the Board of Directors.
Item 9.01 Financial Statements and Exhibits
The following exhibit is filed with this Current Report:
Exhibit 99 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 21, 2008

GEOVAX LABS, INC.
By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer